Exhibit 10.1

FIRST AMENDMENT TO

REVOLVING PROMISSORY NOTE AND LOAN AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING PROMISSORY NOTE AND LOAN AGREEMENT (this “First Amendment”) is made effective as of December 17, 2025 (the “Effective Date”) by and between Sterling Properties, LLLP (“Borrower”), a North Dakota limited liability limited partnership whose address is 4340 18th Avenue South, Suite 200, Fargo, ND 58103, and Sterling Office and Industrial Properties, LLLP (“Lender”), a North Dakota limited liability limited partnership whose address is 4340 18th Avenue South, Suite 200, Fargo, ND 58103.

RECITALS

A.	On February 26, 2025, Borrower executed and delivered to Lender a Revolving Promissory Note and Loan Agreement (the “Note”) whereby Lender agreed to advance, and Borrower agreed to repay, a Revolving Note Amount of up to $10,000,000 in accordance with and subject to the terms and conditions set forth therein.

B.	Lender and Borrower now desire to amend the Note pursuant to this First Amendment.

AGREEMENT

In consideration of the terms and conditions set forth herein and in the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Borrower and Lender hereby agree as follows:

1.	Recitals. The recitals set forth above are incorporated herein by reference.
2.	Capitalized Terms. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note.
3.	Revolving Line of Credit; Revolving Note Amount. Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

Revolving Line of Credit.  This Note shall constitute a revolving line of credit whereby Borrower may draw down, from time to time and in accordance with the procedures set forth in Section 2 below, a principal amount not to exceed at any one time five percent (5%) of Lender’s total assets (the “Revolving Note Amount”). The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be, and Borrower will be permitted to borrow, repay, and re-borrow hereunder throughout the term of this Note.

4.	Variable Interest Rate. Section 4 of the Note is hereby deleted in its entirety and replaced with the following:

Variable Interest Rate.  The interest rate under this Note shall initially be 5.25% (the “Interest Rate”). The parties intend the Interest Rate to be mutually beneficial such that each party may realize interest rates similar or better than prevailing market rates (e.g., Lender’s savings account rates vs. Borrower’s line of credit rates). Administrator shall have discretion to periodically review and adjust the Interest Rate. The adjusted Interest Rate shall remain in effect until and including the day immediately preceding the date of Administrator’s next adjustment.

Notwithstanding the foregoing, from and after the occurrence of an Event of Default (defined below) and continuing thereafter until such Default has been remedied, the Interest Rate shall be the Interest Rate then in effect plus 5.00% (the “Default Rate”); provided, however, if the Interest Rate, Default Rate, or any other charges or fees due under this Note are determined to be usurious, then such Interest Rate, charges or fees shall be reduced to the maximum amount permissible under North Dakota law.

In all cases interest on this Note shall be calculated based on a 365-day year but charged for actual days principal is unpaid.

5.	Other Terms and Conditions. Except as amended by this First Amendment, all of the terms and conditions of the Note shall remain in full force and effect.

6.	Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Signatures may be signed and delivered by e-mailing

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Exhibit 10.1

a digital document (e.g., PDF, JPG, TIFF, or similar format) or by electronic signature (e.g., DocuSign or similar technology) and maintained in electronic form. Electronic records and signatures shall be treated the same as original paper documents bearing hand-written signatures for the purpose of validity, enforceability, and admissibility.

[signature page follows]

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Exhibit 10.1

This First Amendment to Revolving Promissory Note and Loan Agreement was executed by the parties as of the Effective Date.

BORROWER:

STERLING PROPERTIES, LLLP

BY:Sterling Real Estate Trust

ITS:General Partner

By:/s/ Kenneth P. ReganBy:/s/ Luke B. Swenson

Name:Kenneth P. ReganName:Luke B. Swenson

Its:CEOIts: Chief Investment Officer

LENDER:

STERLING OFFICE AND INDUSTRIAL PROPERTIES, LLLP

BY:Sterling Office and Industrial Trust

ITS:General Partner

By:/s/ Megan E. SchreinerBy:/s/ David F. Perkins

Name:Megan E. SchreinerName:David F. Perkins

Its:PresidentIts: Vice President

ADMINISTRATOR ACKNOWLEDGMENT:

STERLING MANAGEMENT, LLC

By:/s/ Michael P. Carlson

Name:Michael P. Carlson

Its:General Counsel

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